Exhibit 21.1

Name of Significant Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Ferguson Enterprises, LLC	Virginia
Doing Business As Name:
Aaron & Co.
Aaron and Company
A-H Distribution
A-H Logistics
A P Supply Company
A. P. Supply Co.
ACF Environmental
Action Automation, a Wolseley Industrial Group company
Action Plumbing Supply
Action Supply Co.
Adirondack Piping Solutions
ADL
Air Cold
Air Cold Supply
Airefco
Alaska Pipe & Supply
AMS Steam Products
Andrews Lighting & Hardware Gallery
BAC Appliance Center
Bath + Beyond
Beautyware Plumbing Supply Co.
Blackman Plumbing Supply
Brock-McVey
Bruce
Bruce-Rogers Company
Bruce Supply
Cal-Steam
Canyon Pipe & Supply
Capital Distributing
CFP, a Ferguson enterprise
City Lights Design Showroom
Cline Contract Sales
Crow Company
Custom Lighting & Hardware
D2 Land & Water Resource
Davies Water
Dealernet
Duhig Stainless

Equarius Waterworks, Meter & Automation Group
Factory Direct Appliance
Ferguson Bath & Kitchen Gallery
Ferguson Bath, Kitchen & Lighting Gallery
Ferguson Climate Makers
Ferguson Direct
Ferguson Enterprises
Ferguson Enterprises, Inc. of Virginia
Ferguson Enterprises of Montana, LLC
Ferguson Enterprises of Virginia, LLC
Ferguson Facilities Supply
Ferguson Full Service Supply
Ferguson FSS
Ferguson Heating & Cooling
Ferguson Hospitality Sales
Ferguson HVAC
Ferguson HVAC – EastWest Air
Ferguson HVAC – Lyon Conklin
Ferguson Industrial
Ferguson Industrial Plastics Division
Ferguson Industrial Plastics and Pump Division
Ferguson Integrated Services
Ferguson International
Ferguson Leasing Company
Ferguson Parts & Packaging
Ferguson Valve & Automation
Ferguson Waterworks
Ferguson Waterworks - Municipal Pipe
Ferguson Waterworks - Red Hed
Ferguson Waterworks EPPCO
Ferguson Waterworks International
Ferguson.com
Ferguson Xpressnet
Founders Kitchen and Bath
FNW
Frishkorn
Galleria Bath & Kitchen Showplace
Gotham
Gotham Pipe
Gotham Pipe Supply
Grand Junction Pipe
Guarino Distributing
Henry Kitchen & Bath

Henry Plumbing Kitchen & Bath Galleries
Henry Plumbing Supply
High Country Plumbing Supply
Hot Water Products
Hot Water Sales and Associates
Industrial Hub of the Carolinas
Innovative Soil Solutions
J&G Products, a Ferguson enterprise
J.D. Daddario Company
Joseph G. Pollard Co.
Karl’s Appliances
Kennedy Culvert & Supply
Kennedy Water Works
Kitchen Art
Kitchen Art of South Florida
Lighting and Appliance
Lighting Design Center
Lighting Plus
Lighting Unlimited
Lincoln Products
Linwood Pipe and Supply
Louisiana Utilities Supply Company
LUSCO
Lyon Conklin
Lyon Conklin & Co., Inc.
Lyon Conklin, a Ferguson Enterprise
Maddux Supply Company
Matera Paper
Matera Paper Company
McFarland Supply
Meyer Appliance
MFP Design
Michigan Meter
Midwest Pipe & Supply, a Ferguson enterprise
Mission Valley Pipe
Mission Valley Pipe & Supply
Mississippi Utility Supply Co. (MUSCO)
Old Dominion Supply
Parnell Martin Companies
Peebles Supply Corporation
Pipelines
Pipelines of PA
Pipe Products
PL Sourcing, Inc.
Plumb Source

Plumbers Supply Company
Plumbers Supply Company of St. Louis
Plumbing Décor, a Wolseley Company
Plumbing Supply Now
Pollardwater
Powell Pipe & Supply Co.
Power Process Equipment
Professional's Bath Source
PV Sullivan Supply
Ramapo Wholesalers
Redlon & Johnson
Reese Kitchen, Bath & Lighting Gallery
Rencor Controls
Renwes Sales
Robertson Supply
S.W. Anderson
Schell Supply Corporation
SG Supply Co.
SOS Sales
Stevens Supply Corporation
Sunstate Meter & Supply
Tacoma Heavy Goods
Tarpon Wholesale Supplies
The Ar-Jay Center
The Davidson Group
The Kitchen Showcase
The Parnell Martin Companies
The Plumbing Source
The Stock Market
TPW Kitchen & Bath
Triton Environmental
Uncle Sam Piping Solutions
Wallwork
Wallwork Bros.
Warner Supply Corporation
Water Works Supply
Waterworks Industries
Webb Distributors
Westburne Supply
Western Air Supply
Westfield Lighting
Wolseley Financial Services
Wolseley Industrial Group
WPCC Forwarding
Wright Plumbing Supply

Ferguson Finance (Switzerland) AG	Switzerland
Ferguson Group Holdco Limited	England and Wales
Ferguson Holdings Limited	Jersey
Ferguson Holdings (Switzerland) AG	Switzerland
Ferguson Swiss Holdings Limited	England and Wales
Ferguson Overseas Limited	England and Wales
Ferguson UK Holdings Limited	England and Wales
Ferguson U.S. Holdings, Inc.	Virginia